                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) of THE
                         SECURITIES EXCHANGE ACT OF 1934


                              @ Entertainment, Inc.
             (Exact Name of Registrant as Specified in its Charter)



                 Delaware                                     06-148156
(State or Other Jurisdiction of Incorporation              (I.R.S. Employer
             or Authorization)                            Identification No.)

                              One Commercial Plaza
                             Hartford, CT 06103-3585
                    (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /



If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                Name of Each Exchange on Which
      to be so Registered                Each Class is to be Registered
             None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share               Nasdaq National Market

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Item 1.  Description of Registrant's Securities to be Registered

                  The securities to be registered hereunder are Common Stock, $.01 par value per share ("Common Stock"), of @ Entertainment, Inc., a Delaware corporation (the "Company"). For a description of the Common Stock, see the information set forth under the caption "Description of Capital Stock" contained in the prospectus included in Company's Registration Statement on Form S-1 (File No. 333-29869) filed with the Securities and Exchange Commission on June 24, 1997, as amended, which is hereby incorporated herein by reference. Any prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the registration statement.

Item 2.  Exhibits.

1. Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-29869) and incorporated herein by reference).

2. By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-29869) and incorporated herein by reference).

3. Shareholders Agreement among Polish Investment Holdings, LP ("PIHLP"), ECO Holdings III Limited Partnership ("ECO"), Roger M. Freedman, Steele LLC, the Cheryl Anne Chase Marital Trust (the "CACMT"), the AESOP Fund, LP and the Registrant dated at June 22, 1997 (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-29869) and incorporated herein by reference).

4. Termination Agreement among Poland Communications, Inc., PIHLP, ECO, Roger M. Freedman, Steele LLC, the AESOP Fund, LP, and the CACMT dated at June 22, 1997 (filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-29869) and incorporated herein by reference).

5. Registration Rights Agreement among the Registrant, PIHLP, ECO, Roger Freedman, Steele LLC, the AESOP Fund, LP, and the CACMT dated at June 22, 1997 (the "Registration Rights Agreement") (filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-29869) and incorporated herein by reference).

6. Amendment to Registration Rights Agreement (filed as Exhibit 3.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-29869) and incorporated herein by reference).

7.       Form of Common Stock Certificate.
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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                       @ ENTERTAINMENT, INC.



Date:    July 21 , 1997
                                       By:    /s/ Robert E. Fowler, III
                                          -------------------------------------
                                          Robert E. Fowler, III
                                          Chief Executive Officer